UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2021

PAE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-38643	82-3173473
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North
Falls Church, Virginia	22043
(Address of principal executive offices)	(zip code)

(703) 717-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	PAE	Nasdaq Stock Market
Warrants	PAEWW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 1, 2021, PAE Incorporated, a Delaware corporation (the “Company”) issued a press release announcing the expiration of the “go-shop” period on November 29, 2021 under the terms of the Agreement and Plan of Merger, dated October 25, 2021, between the Company, Amentum Government Services Holdings LLC, a Delaware corporation and Pinnacle Virginia Merger Sub Inc., a Delaware corporation. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description

99.1	Press release of PAE Incorporated dated December 1, 2021

104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PAE by Amentum Government Services Holdings LLC. In connection with the proposed transaction, PAE intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from PAE’s stockholders for the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF PAE ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PAE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain free copies of the proxy statement and other documents (when available) that PAE files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PAE will also be available free of charge on PAE’s investor relations website at https://investors.pae.com/ or by contacting Mark Zindler, PAE’s Vice President of Investor Relations at mark.zindler@pae.com.

PARTICIPANTS IN SOLICITATION

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the ownership of PAE securities by PAE’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about PAE’s directors and executive officers is also available in PAE’s proxy statement for its 2021 annual meeting of stockholders filed with the SEC on April 30, 2021 and is supplemented by other filings made, and to be made, with the SEC by PAE. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the materials filed by the Company with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 1, 2021	PAE Incorporated

	By:	/s/ Charles D. Peiffer
	Name:	Charles D. Peiffer
	Title:	Interim President & Chief Executive Officer; Executive Vice President & Chief Financial Officer

Exhibit 99.1

News Release

PAE Announces Expiration of Go-Shop Period

FALLS CHURCH, Va. – PAE Incorporated today announced the expiration of the “go-shop” period under the terms of the previously announced definitive agreement dated as of October 25, 2021 (the “Merger Agreement”) in which it agreed to be acquired by an affiliate of Amentum Government Services Holdings LLC (“Amentum”) in an all-cash transaction valued at approximately $1.9 billion, including the assumption of debt and certain fees (the “Merger”). The go-shop period expired at 12:01 a.m. on November 29, 2021.

Pursuant to the Merger Agreement, at the direction of the company’s board of directors (the “Board”), representatives of Morgan Stanley & Co. LLC, the company’s financial advisor, contacted and sought to engage in discussions regarding alternative acquisition proposals with potentially interested third parties. The company did not receive an alternative acquisition proposal from any third party that constitutes a Company Acquisition Proposal (as defined in the Merger Agreement).

The Merger is expected to close in the first quarter of 2022, subject to customary closing conditions, including approval by PAE shareholders and receipt of regulatory approvals. Upon completion of the Merger, PAE common stock will no longer be listed on any public market.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor to PAE; Morgan Stanley & Co. LLC and Raymond James & Associates, Inc. each provided fairness opinions to the Board in connection with the Merger. Goodwin Procter LLP, Morgan, Lewis & Bockius LLP and Nichols Liu LLP are serving as legal advisors to PAE. Cravath, Swaine & Moore LLP acted as legal counsel to Amentum and Arnold & Porter Kaye Scholer LLP acted as regulatory and government contracts counsel to Amentum.

About PAE

For more than 66 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and host government partners. With a global workforce of about 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

About Amentum

Amentum is a premier global technical and engineering services partner supporting critical programs of national significance across defense, security, intelligence, energy, and environment. Amentum draws from a century-old heritage of operational excellence, mission focus, and successful execution underpinned by a strong culture of safety and ethics. Headquartered in Germantown, Maryland, Amentum employs more than 34,000 people in all 50 states and performs work in 105 foreign countries and territories. Visit amentum.com to explore how Amentum delivers excellence for its customers’ most vital missions.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,”

“project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to PAE, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of the Company and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) PAE may be unable to obtain stockholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of PAE may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) PAE may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with affiliates of Amentum; (viii) PAE’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts PAE’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with PAE’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of PAE and the proposed transaction are set forth in filings that PAE makes with the SEC from time to time, including those listed under “Risk Factors” in PAE’s Annual Report on Form 10-K for the year ended December 31, 2020, and filed with the SEC on March 16, 2021, and amended on May 7, 2021, as updated, or supplemented by subsequent reports that PAE has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. PAE assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Important Information for Investors and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PAE by an affiliate of Amentum. In connection with the proposed transaction, PAE intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from PAE’s shareholders for the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF PAE ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PAE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders may obtain free copies of the proxy statement and other documents (when available) that PAE files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PAE will also be available free of charge on PAE’s investor relations website at www.investors.pae.com or by contacting PAE’s Investor Relations Department.

Participants in the Solicitation

PAE and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from PAE’s stockholders in connection with the proposed transaction. Information regarding the ownership of PAE securities by PAE’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about PAE’s directors and executive officers is also available in PAE’s proxy statement for its 2021 annual meeting of stockholders filed with the SEC on April 30, 2021, and is supplemented by other filings made, and to be made, with the SEC by PAE. Additional information regarding persons who may be deemed participants in the solicitation of proxies from PAE’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.

For media inquiries regarding PAE, contact:

Celso Puente

Vice President, Marketing and Communications

PAE

240-271-2916

Celso.Puente@pae.com

For investor inquiries regarding PAE, contact:

Mark Zindler

Vice President, Investor Relations

PAE

703-717-6017

mark.zindler@pae.com